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                      FIRST COMMUNITY BANK OF THE DESERT
                                REVOCABLE PROXY

                         ANNUAL MEETING OF SHAREHOLDERS
                     ________, 2000, ______.M. PACIFIC TIME

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF FIRST COMMUNITY BANK OF THE
                                     DESERT

          The undersigned hereby appoints David S. Williams and William Powers, and each of them, to act as proxy for the undersigned, and to vote all shares of common stock which the undersigned is entitled to vote only at the annual meting of shareholders, to be held on March __, 2000, at ______.m. Pacific time, at ________________________________, and at any and all adjournments thereof, as follows:

1. The election of the following persons to the board of directors, to serve until the next annual meeting.

      Kensett J. Moyle, III, William T. Powers, William J. Ruh, Robert A. Schoellhorn, Dale E. Walter, David S. Williams

      [ ] FOR ALL NOMINEES,                     [ ] WITHHELD FROM ALL NOMINEES

      (except as set forth below)

      _________________________________________________________________________

      To withhold authority to vote for any nominee, write that person's name in the space above.

2. The ratification of the appointment of KPMG LLP as First Community Bank of the Desert's independent auditors for the fiscal year ending December 31, 2000.

      FOR [ ]                    AGAINST [ ]                     ABSTAIN [ ]

3. The approval of the Agreement and Plan of Merger dated as of October 22, 1999 by and among Rancho Santa Fe National Bank, First Community Bancorp, and First Community Bank of the Desert providing for the acquisition of First Community Bank of the Desert by First Community Bancorp.

      FOR [ ]                    AGAINST [ ]                     ABSTAIN [ ]

4. Such other business incident to the conduct of the Annual Meeting as may properly come before the Annual Meeting and any adjournment or postponement thereof, including, without limitation, a motion to adjourn the Annual Meeting to another time or place for the purpose of soliciting additional proxies in order to approve and adopt the Merger Agreement.

      FOR [ ]                    AGAINST [ ]                     ABSTAIN [ ]

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE BOARD OF DIRECTORS' NOMINEES
                                         ---
AND FOR EACH OF THE PROPOSALS PRESENTED.
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THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS
ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES IDENTIFIED ABOVE AND
                                        ---
FOR EACH OF THE PROPOSALS LISTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE
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ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL
BE VOTED BY THE PROXY HOLDERS IN ACCORDANCE WITH THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

The undersigned acknowledges receipt from First Community Bank of the Desert prior to the execution of this proxy of a notice of annual meeting of shareholders and of a proxy statement dated February __, 2000.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the shares are held jointly, each holder may sign but only one signature is required.

Dated:
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                                    SIGNATURE OF SHAREHOLDER


                                    ------------------------------
                                    SIGNATURE OF SHAREHOLDER

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

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